Exhibit 99.3
EXECUTION VERSION

OMNIBUS AMENDMENT TO SUBORDINATED
SECURED CONVERTIBLE PROMISSORY NOTES

This OMNIBUS AMENDMENT TO SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTES (this “Amendment”), is entered into this 11th day of June, 2017, by and among Miramar Labs, Inc., a Delaware corporation (the “Company”), Sientra, Inc. (“Parent”) and the Investors party hereto. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Note Purchase Agreement (as defined below).

PRELIMINARY STATEMENT

The Company and the Investors party thereto are party to that certain Note Purchase Agreement, dated as of January 27, 2017 (the “Note Purchase Agreement”), pursuant to which the Company issued subordinated secured convertible promissory notes to the Investors at the Initial Closing (the “Notes”).

The Company and the Investors have agreed to amend certain provisions of the Note Purchase Agreement and the Notes, in accordance with the terms, and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Amendments to Notes. Subject to the terms of Section 11, each of the Notes is hereby amended and restated in its entirety in the form attached hereto as Annex I.

2.Payoff Amounts.
(a)    Notwithstanding anything in the Note Purchase Agreement, any Note or any other Transaction Document to the contrary, (a) the Requisite Majority hereby agree that the Obligations to be repaid in connection with the occurrence of the Merger (as defined in that certain Agreement and Plan of Merger, dated as of June 11, 2017, by and among the Company, Parent and a wholly owned subsidiary of Parent (as amended, modified or restated from time to time in accordance with its terms, the “Merger Agreement”) are as set forth hereto as Annex II, and (b) promptly upon (but in no event later than one (1) business day after) the occurrence of the Merger, Parent shall pay or cause to be paid to each Investor its portion of the Obligations in such amounts as set forth on Annex II (such payments, the “Closing Payments”). Upon receipt of such amounts, (i) all outstanding Notes issued and purchased under the Note Purchase Agreement shall be deemed paid in full and shall be cancelled and of no further effect, (ii) the Note Purchase Agreement shall be terminated and the Company’s obligations thereunder and under the Notes shall be deemed satisfied and discharged, (iii) the security interest in favor of the Investors securing the Obligations shall terminate, (iv) the Company or their designee shall be authorized to file any UCC termination statements necessary to effect such termination and (v) the Investors will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.
(b)    Upon the closing of the Merger, Parent shall reserve an amount equal to $1,000,000 (the “Closing Holdback Amount”), which Closing Holdback Amount shall be held by Parent as a source of recovery in respect of the indemnification obligations of the Investors, and which Closing Holdback Amount (or a portion thereof) shall be payable to the Investors, each in accordance with the terms of Section 4.
3.Contingent Amendment Fee.

(a)    Parent hereby agrees to pay to the Investors, in accordance with each respective Investor’s Pro Rata Portion (as defined below), an aggregate amendment fee equal to $4,115,566.06 (the “Contingent Amendment Fee”), subject to and contingent upon the occurrence of the Merger and the achievement of Milestone #1 (as defined in that certain Contingent Value Rights Agreement, intended to be entered into by and between Parent and the rights agent party thereto immediately prior to the consummation of the Merger, the form of which is attached as an exhibit to the Merger Agreement) (the “CVR Agreement”). The Contingent Amendment Fee shall be due and payable on the Milestone Payment Date of Milestone #1 (as such term is defined in the CVR Agreement).
(b)    Parent further agrees that upon the achievement of Milestone #1, Parent shall reserve an amount equal to $500,000 (the “Milestone Holdback Amount”, and together with the Closing Holdback Amount, the “Holdback Amounts”), which:
(i)    in the event no Claim is delivered prior to the Closing Holdback Release Date in accordance with (and as each such term is defined in) Section 4, shall be due and payable to the Investors in full (in accordance with their Pro Rata Portions); and
(ii)    in the event any Claim is so timely delivered, such Milestone Holdback Amount shall be available to Parent and the Company as a source of recovery in respect of the indemnification obligations of the Investors (to the extent such recovery is not fully satisfied from the Closing Holdback Amount) and/or all or a portion thereof shall be payable to the Investors, each in accordance with the terms of Section 4;
in each case, for the avoidance of doubt, with such Milestone Holdback Amount not becoming due and payable to the Investors until the later of (A) the achievement of Milestone #1 and (B) the Closing Holdback Release Date.
4.Indemnification.
(a)    Subject to the terms of this Section 4 and Section 11, the Holdback Amounts shall be available to indemnify, defend and hold harmless Parent, the Company and their officers, directors, agents and employees, and each Person (as defined in the Merger Agreement), if any, who controls or may controls Parent within the meaning of the Securities Act of 1933, as amended (each of the foregoing being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against a portion (such portion determined in accordance with Section 4(b)) of the losses, liabilities, claims, damages, fees, costs and expenses, including costs of investigation, costs of defense and settlement and reasonable fees and expenses of lawyers, experts and other professionals (collectively, “Damages”) directly or indirectly arising out of or resulting from any Legal Proceeding (as defined in the Merger Agreement) brought by an equity holder or creditor of the Company in its capacity as such to the extent related to the negotiation, execution, consummation (or approval of the foregoing by the Company’s Board of Directors) of the Offer, the Merger, the Merger Agreement and the Transactions (as defined in the Merger Agreement), including, for the avoidance of doubt, (i) any indemnification of, or expenses advanced or reimbursed to, a director or officer of the Company in connection with any such Legal Proceeding and (ii) any appraisal actions under Section 262 of the Delaware General Corporation Law, as amended, by any holders of Company Common Stock (as defined in the Merger Agreement) (provided, for the avoidance of doubt, that Indemnifiable Damages shall not include any payment of the Offer Price made in respect of any Dissenting Shares (as defined in the Merger Agreement)) (any such Damages which are ultimately determined to be indemnifiable hereunder, “Indemnifiable Damages”).
(b)    Parent acknowledges and agrees that contemporaneous with the execution of this

Amendment, Parent and the Company are entering in a certain Amendment No. 1 to the Assignment and License Agreement (the “Foundry Agreement”) with certain assignees of The Foundry, Inc. (the “Assignees”) pursuant to which Parent has agreed to pay to the Assignees an amount equal to $1,500,000 (the “Foundry Holdback Amount”, and together with the Closing Holdback Amount and the Milestone Holdback Amount, the “Total Holdback Amount”), such amount to be paid subject to substantially the same terms as the payment of the Milestone Holdback Amount, and which Foundry Holdback Amount shall be subject to substantially the same indemnification terms as those set forth in this Section 4. It is the intent of the Parent and the Investors that the Assignees (collectively) and the Investors (collectively) shall each be responsible for, and the Foundry Holdback Amount and the Holdback Amounts (collectively) shall each be severally and not jointly available to indemnify and hold harmless the Indemnified Persons against, fifty percent (50%) of any Indemnifiable Damages. Notwithstanding the foregoing, the Investors agree that to the extent at any point any Indemnifiable Damages are recoverable hereunder, and at such time Milestone #1 has not been achieved, then 100% of such Indemnifiable Damages may be recovered from the Closing Holdback Amount, to the extent available. To the extent at any point thereafter Milestone #1 is achieved, and the Closing Holdback Amount was not sufficient to fully satisfy all Indemnifiable Damages indemnifiable under this Agreement and the Foundry Agreement, the Indemnified Persons shall be entitled to recover such shortfall (i) first from the Foundry Holdback Amount, until the amount of such recovery equals $1,000,000 and (ii) second, fifty percent (50%) from the Foundry Holdback Amount and fifty percent (50%) from the Milestone Holdback Amount. In addition, to the extent, after the application of the foregoing provisions, the Investors have indemnified Parent for more than 50% of Indemnifiable Damages under this Amendment and the Foundry Agreement (in the aggregate), and Milestone #1 has been achieved, then the Assignees, or Parent on behalf of the Assignees, shall, in accordance with their Pro Rata Portions (as defined in the Foundry Agreement), remit an amount from the Foundry Holdback Amount otherwise payable to the Assignees under the Foundry Agreement to the Investors (in accordance with their Pro Rata Portions) such that each of the Investors (in the aggregate) and the Assignees (in the aggregate) shall have received 50% of the aggregate amount of the Total Holdback Amount payable to all such parties.
(c)    In no event shall any Investor have any direct liability to any Indemnified Person with respect to any Indemnifiable Damages, nor, other than in respect of the Holdback Amounts pursuant to the terms of this Section 4, shall Parent, the Company or any other Indemnified Person be entitled to set off against any amounts otherwise payable to any Investors under this Agreement or otherwise, including the Closing Payments or the Contingent Amendment Fee (to the extent otherwise payable).
(d)    In order for any Indemnified Person to seek indemnification pursuant to this Section 4, Parent (on behalf of such any such Indemnified Person) shall, prior to the one (1) year anniversary of the consummation of the Merger (the “Closing Holdback Release Date”), provide the Investor Representative a notice in writing (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder (a “Claim”) and specifying in reasonable detail the amount of Damages paid, incurred, suffered or sustained in connection therewith, or the basis for any Damages anticipated to be so paid, incurred, suffered or sustain in connection therewith, which the Indemnified Persons reasonably believe constitute Indemnifiable Damages (such aggregate amount of Indemnifiable Damages described in all validly delivered Claim Notices, the “Claimed Damages”). After the giving of any Claim Notice pursuant hereto, the amount of the Claimed Damages to which an Indemnified Person is entitled under this Section 4 will be determined: (A) by the written agreement between the Indemnified Person and the Investor Representative; (B) by a final judgment or decree of any court of competent jurisdiction; or (C) by any other means to which the Indemnified Person and the Investor Representative shall agree. The judgment or decree of a court of competent jurisdiction will be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

(e)    As soon as practicable, but in no event more than ten (10) days following the Closing Holdback Release Date, the Company shall pay to each Investor its Pro Rata Portion of (i) the Closing Holdback Amount less (ii) the aggregate amount of all Claimed Damages which as of such time had been finally determined to be Indemnifiable Damages hereunder less (iii) the aggregate amount of all Claimed Damages which as of such time remain subject to a final determination as to whether or not such Claimed Damages constitute Indemnifiable Damages (the amount described in this subsection (iii), the “Retained Closing Holdback Amount”). Following such time, to the extent any such pending Claim is finally resolved, as soon as practicable, but in no event more than ten (10) days, thereafter, the Company shall pay to each Investor its Pro Rata Portion of that portion of the Retained Closing Holdback Amount retained in respect of such Claim which was not finally determined to constitute Indemnifiable Damages recoverable from the Closing Holdback Amount (taking into account the terms of Section 4(b)).
(f)    Contemporaneously with the payment of the Contingent Amendment Fee, if payable, the Company shall pay to each Investor its Pro Rata Portion of (i) the Milestone Holdback Amount less (ii) all Claimed Damages which as of such time had been finally determined to be Indemnifiable Damages hereunder and which were not fully recovered from the Closing Holdback Amount or the Retained Closing Holdback Amount (taking into account the terms of Section 4(b)) less (iii) all Claimed Damages which as of such time remain subject to a final determination as to whether or not such Claimed Damages constitute Indemnifiable Damages and which would not be fully recoverable from that portion of the Retained Closing Holdback Amount then still retained (taking into account the terms of Section 4(b)) (the amount described in this subsection (iii), the “Retained Milestone Holdback Amount”). Following such time, to the extent any such pending Claim is finally resolved, as soon as practicable, but in no event more than ten (10) days, thereafter, the Company shall pay to each Investor its Pro Rata Portion of that portion of the Retained Milestone Holdback Amount retained in respect of such Claim which was not finally determined to constitute Indemnifiable Damages recoverable from the Milestone Holdback Amount (taking into account the terms of Section 4(b)).
(g)    “Pro Rata Portion” means, with respect to each Investor, the portion determined by dividing (A) the Closing Payment owed to such Investor as set forth on Annex II, by (B) the aggregate Closing Payments owed to all Investors as set forth on Annex II.
(h)    Investor Representative
(i)    By virtue of the execution and delivery of this Agreement, each Investor shall be deemed to have agreed to appoint Stacy Seltzer on behalf of Aisling Capital LLC as its agent and attorney-in-fact, as the Investor Representative for and on behalf of the Investors to give and receive notices and communications in respect of Claims under this Agreement, to authorize payment to any Indemnified Person from the Holdback Amounts in satisfaction of any Claims, to object to such payments and to agree to, negotiate, enter into settlements and compromises of and comply with orders of courts with respect to any such Claims, in each case relating to this Agreement, and to take all other actions that are necessary or appropriate in the judgment of the Investor Representative for the accomplishment of the foregoing. Such agency may be changed by the Investors, or the Investor Representative may resign from such agency, from time to time upon not less than thirty (30) days prior written notice to the Company; provided, however, that the Investor Representative may not be removed or a replacement designated unless Investors holding a majority of the Pro Rata Portion agree to such removal, if applicable, and to the identity of the substituted agent.
(ii)    A decision, act, consent or instruction of the Investor Representative within the scope of this Section 4 shall constitute a decision of the Investors and shall be final, binding and conclusive upon the Investors and the Company may rely upon any such decision, act, consent or instruction of the Investor Representative as being the decision, act, consent or instruction of the Investors.
(iii)    The Investor Representative shall not be liable for any act done or omitted hereunder as Investor Representative while acting in good faith. The Investors shall indemnify the Investor Representative and hold the Investor Representative harmless against any and all Damages arising out of or in connection with the acceptance or administration of the Investor Representative’s duties hereunder; provided, that in the event that any such Damages are finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Investor Representative, the Investor Representative will reimburse the Investors the amount of such indemnified Damages to the extent attributable to such gross negligence or willful misconduct.
(iv)    Parent and the Company hereby covenant and agree to provide the Investor Representative with reasonable access, during normal business hours, to all applicable books, records and employees, and other applicable information in the custody or control of Parent or the Company in connection with or related to any Claim, the discharge of the Investor Representative’s duties hereunder and the administration and resolution of any such Claim; provided that neither Parent nor the Company shall not be obligated to provide information or access to information to the extent that such provision or access would result in the loss of attorney-client privilege.
(v)    The Investor Representative shall not be liable for any act done or omitted hereunder as Investor Representative while acting in good faith. The Investors shall indemnify the Investor Representative and hold the Investor Representative harmless against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses arising out of or in connection with the acceptance or administration of the Investor Representative’s duties hereunder, including the fees and expenses of any legal counsel or experts retained by the Investor Representative (“Investor Representative Expenses”) in each case as such Investor Representative Expense is suffered or incurred; provided, that in the event that any such Investor Representative Expense is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Investor Representative, the Investor Representative will reimburse the Investors the amount of such indemnified Investor Representative Expense to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Investor Representative by the Investors, any such Investor Representative Expenses may be recovered by the Investor Representative from Holdback Amounts.
5.Covenants, Representations and Warranties of the Investors. Each Investor hereby covenants, represents and warrants as follows:
(a)    Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Assuming the valid execution and delivery of this Agreement by the Company and the other Investors, this Amendment is a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(b)    Such Investor is, and at all times prior to the occurrence of the Merger shall continue to be, the sole legal and beneficial owner of the Notes set forth opposite its name on Annex I hereto and has and will have good and valid title to its Notes, free and clear of any Liens. Such Investor has not and will not, in whole or in part (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Notes or its rights in its Notes (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Notes.
(c)    Such Investor shall not solicit, assist, encourage, cooperate with or entice any individual or third party in the bringing of any Legal Proceeding related to the negotiation, execution, consummation (or approval of the foregoing by the Company’s Board of Directors) or the Offer, the Merger, the Merger Agreement and the Transactions. Terms used but not defined in this subsection (c) shall have the respective meanings given to them in the Merger Agreement.
(d)    If requested by the Company three (3) days prior to the payment by an Investor of its Closing Payment, such Investor shall deliver to the Company duly completed IRS Forms W-9 or W-8, as applicable, with regards to it and any of its affiliates as the Company may reasonably request.
6.    Covenants, Representations and Warranties of Parent and the Company. The Company hereby covenants, represents and warrants as follows:
(a)    Parent and the Company (i) are each a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware; (ii) each have the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) are each duly qualified, licensed to do business and in good standing as a foreign corporation in the State of California and in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect.
(b)    The execution, delivery and performance by Parent and the Company of the Transaction Documents to be executed by Parent or the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and Parent, as applicable and (ii) have been duly authorized by all necessary actions on the part of Parent, the Company and their directors and the stockholders.
(c)    Each of the Transaction Documents executed, or to be executed, by Parent or the Company has been, or will be, duly executed and delivered by Parent or the Company, as applicable, and constitutes, or will constitute, a legal, valid and binding obligation of Parent or the Company, as applicable, enforceable against Parent or the Company, as applicable, in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)    The execution and delivery by Parent and the Company of the Transaction Documents executed by Parent or the Company, as applicable, and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate Parent’s Certificate of Incorporation or the Company’s Amended and Restated Certificate of Incorporation or Bylaws (“Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to Parent or the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Parent or the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Parent or the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Parent or the Company, their businesses or operations, or any of their assets or properties.
(e)    No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the stockholders of any Person)

is required in connection with the execution and delivery of the Transaction Documents executed by Parent or the Company and the performance and consummation of the transactions contemplated thereby.
(f)    Parent hereby covenants and agrees to be bound by the terms of Section 6.11 of the CVR Agreement as though such obligations were set forth in this Amendment, mutatis mutandis. In addition, to the extent Parent provides any notice to the Rights Agent (as defined in the CVR Agreement) pursuant to Sections 2.4, Section 4.3 or otherwise, it shall simultaneously deliver a true and complete copy of such notice to the Investor Representative.
7.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.
8.    Notes Document. This Agreement shall be a “Transaction Document” for all purposes of the Note Purchase Agreement and the other Transaction Documents. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Notes or any other Transaction Document. Subject to Section 11, upon effectiveness hereof, each reference in the Notes to “this Note”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to any other Transaction Document shall be deemed a reference to the Transaction Documents as amended hereby.
9.    Reaffirmation.
(a)    The Company hereby agrees that the Obligations under and as defined in the Note, as amended hereby, are Obligations under and as defined in the Security Agreement (as amended on the date hereof) secured by the Collateral (as such term is defined in the Security Agreement) and (ii) the Company hereby reaffirms its Obligations under the Notes, the Note Purchase Agreement and each other Transaction Document.
(b)    The Company further agrees that each of the Transaction Documents to which it is a party remains in full force and effect on the date hereof after giving effect to this Amendment.
(c)    Except as set forth herein, each of the Transaction Documents to which the Company is a party shall remain unmodified and in full force and effect.
10.    Entire Agreement. This Amendment together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
11.    Effectiveness; Termination. This Amendment shall be deemed effective upon the due execution and delivery of this Amendment by the Company and the Requisite Majority; provided that, upon the termination of the Merger Agreement pursuant to Section 8.1 thereof, or the mutual written agreement of the Parent, the Company and a Requisite Majority prior to the closing of the Merger, this Agreement shall automatically terminate and be of no further force or effect, and the agreements set forth in this Amendment shall be deemed ineffective, retroactive to the date hereof, and the Notes shall be deemed to be remain in their original form without giving effect to any of the amendments set forth in Annex I.
12.    Amendment. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Parent, the Company and the Requisite Majority; provided, however, that any amendment, waiver or consent which may have a material adverse effect on an Investor in a manner different from the effect of such amendment, waiver or consent on one or more other Investors shall require the prior written consent of the affected Investor.
13.    Governing Law. The provisions of Sections 6.01(b) of the Note Purchase Agreement are incorporated to this Agreement by reference and shall apply as if fully set forth herein mutatis mutandis.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MIRAMAR LABS, INC.

By:	/s/ R. Michael Kleine
Name:	R. Michael Kleine
Title:	Chief Executive Officer

[signature page to Omnibus Amendment]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SIENTRA, INC.

By:	/s/ Charles Huiner
Name:	Charles Huiner
Title:	Chief Operating Officer

[signature page to Omnibus Amendment]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above:

INVESTOR:

AISLING CAPITAL III, LP

By:	/s/ Robert Wenzel
Name:	Robert Wenzel
Title:	CFO

[signature page to Omnibus Amendment]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above:

INVESTOR:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its:	Sole General Partner

By:	Cross Creek Capital, LLC
Its:	Sole General Partner

By:	/s/ Tyler Christenson
Name:	Tyler Christenson
Title:	Director

INVESTOR:

CROSS CREEK CAPITAL EMPLOYEES' FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its:	Sole General Partner

By:	Cross Creek Capital, LLC
Its:	Sole General Partner

By:	/s/ Tyler Christenson
Name:	Tyler Christenson
Title:	Director

[signature page to Omnibus Amendment]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above:

INVESTOR:

DOMAIN PARTNERS VII, L.P.

By:	One Palmer Square Associates VII, L.L.C.
Its:	General Partner

By:	/s/ Lisa A. Kraeutler
Name:	Lisa A. Kraeutler
Title:	Attorney-in-Fact

[signature page to Omnibus Amendment]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above:

INVESTOR:

MORGENTHALER PARTNERS VIII, L.P.

By:	Morgenthaler Management Partners VIII, LLC
Its:	Managing Partner

By:	/s/ Henry A. Plain, Jr.
Name:	Henry A. Plain, Jr.
Title:	Member

[signature page to Omnibus Amendment]

ANNEX I
[See Attached]

[signature page to Omnibus Amendment]

ANNEX II

Payoff Amounts

Investor	Prepayment Amount
Aisling Capital III, L.P.	$753,212
Domain Partners VII, L.P.	$1,065,437
Morgenthaler Partners VIII, L.P.	$764,258
Cross Creek Capital, L.P.	$90,987
Cross Creek Capital Employees’ Fund, L.P.	$8,941
Clayton Struve	$26,055
Peter Backus	$78,082
Robert Bennett Prag	$20,811
Total	$2,807,783

[Annex II to Omnibus Amendment]